UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2020 (January 15, 2020)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 15, 2020, EQT Corporation (EQT) entered into an Underwriting Agreement (the Underwriting Agreement) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto (the Underwriters), relating to the public offering (the Offering) of $1.0 billion in aggregate principal amount of EQT’s 6.125% Senior Notes due 2025 (the 2025 Notes) and $750 million in aggregate principal amount of  EQT’s 7.000% Senior Notes due 2030 (the 2030 Notes and, together with the 2025 Notes, the Notes).

The Offering closed on January 21, 2020 and was made pursuant to EQT’s shelf registration statement on Form S-3 (File No. 333-234151), which became effective upon filing on October 10, 2019 (the Registration Statement), and pursuant to the prospectus supplement, dated January 15, 2020, to the prospectus, dated October 10, 2019, which forms a part of the Registration Statement. EQT expects to use the net proceeds from the Offering to redeem all of its outstanding Floating Rate Notes due 2020 and all of its outstanding 2.500% Senior Notes due 2020, with the remaining proceeds to be used to repay or redeem other outstanding indebtedness, including all or a portion of its 4.875% Senior Notes due 2021.

The Underwriting Agreement contains customary representations, warranties and agreements of EQT, and customary conditions to closing, obligations of the parties and termination provisions. EQT has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have in the past performed commercial banking, investment banking, corporate trust and advisory services for EQT and its subsidiaries (collectively, the Company) from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Some of the Underwriters or their affiliates are lenders, and in some cases agents or managers for the lenders, under EQT’s revolving credit facility or term loan facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement.  They are not intended to provide any other factual information about EQT or its subsidiaries or affiliates or equity holders.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Underwriting Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors.  Moreover, the subject matter of the representations and warranties are subject to more recent developments.  Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of EQT or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

Supplemental Indentures

On January 21, 2020, EQT issued the 2025 Notes pursuant to an Indenture, dated as of March 18, 2008, as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008 (together, the Base Indenture), and as further supplemented by a Ninth Supplemental Indenture, dated as of January 21, 2020 (the Ninth Supplemental Indenture); and EQT issued the 2030 Notes pursuant to the Base Indenture, as supplemented by a Tenth Supplemental Indenture, dated as of January 21, 2020 (the Tenth Supplemental Indenture), in each case between EQT (or its predecessor) and The Bank of New York Mellon, as trustee.

The 2025 Notes mature on February 1, 2025 and accrue interest at a rate of 6.125% per annum, payable semi-annually on February 1 and on August 1 of each year, commencing on August 1, 2020. The interest rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Ninth Supplemental Indenture.

The 2030 Notes mature on February 1, 2030 and accrue interest at a rate of 7.000% per annum, payable semi-annually on February 1 and on August 1 of each year, commencing on August 1, 2020. The interest rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Tenth Supplemental Indenture.

The Base Indenture, as supplemented by the Ninth Supplemental Indenture and the Tenth Supplemental Indenture (collectively, the Indenture) contains covenants that limit the Company’s ability to, among other things and subject to certain significant exceptions, incur certain debt secured by liens and engage in certain sale and leaseback transactions, and limit EQT’s ability to enter into certain consolidations, mergers or sales other than for cash or leases of its assets substantially as an entirety to another entity or to purchase the assets of another entity substantially as an entirety.

The foregoing descriptions of the Indenture, the 2025 Notes and the 2030 Notes are not complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Ninth Supplemental Indenture, the form of the 2025 Notes, the Tenth Supplemental Indenture and the form of the 2030 Notes, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 15, 2020, by and among EQT Corporation and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto.
4.1	Indenture, dated as of March 18, 2008, between EQT Corporation, as successor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).
4.2	Second Supplemental Indenture, dated as of June 30, 2008, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).
4.3	Ninth Supplemental Indenture, dated as of January 21, 2020, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 2025 Notes were issued.
4.4	Form of EQT Corporation’s 6.125% Senior Notes due 2025 (included in Exhibit 4.3 hereto).
4.5	Tenth Supplemental Indenture, dated as of January 21, 2020, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 2030 Notes were issued.
4.6	Form of EQT Corporation’s 7.000% Senior Notes due 2030 (included in Exhibit 4.5 hereto).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: January 21, 2020	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel

5